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                                                            EXHIBIT NO. 99.8(b)


                        AMENDMENT TO CUSTODIAN CONTRACT


Amendment to Custodian Contract between MFS Managed Sectors Trust, a business trust organized and existing under the laws of Massachusetts, having a principal place of business at 200 Berkeley Street, Boston, Massachusetts 02116 (hereinafter called the "Fund"), and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (hereinafter called the "Custodian").

WHEREAS: The Fund and the Custodian are parties to a Custodian Contract dated January 28, 1988 (the "Custodian Contract") ;

WHEREAS: The Fund desires that the Custodian issue a letter of credit (the "Letter of Credit") on behalf of the Fund for the benefit of ICI Mutual Insurance Company (the "Company") in accordance with the Continuing Letter of Credit and Security Agreement and that the Fund's obligations to the Custodian with respect to the Letter of Credit shall be fully collateralized at all times while the Letter of Credit is outstanding by, among other things, segregated assets of the Fund equal to 125% of the face amount to the amount of the Letter of Credit;

WHEREAS: the Custodian Contract provides for the establishment of segregated accounts for proper Fund purposes upon Proper Instructions (as defined in the Custodian Contract); and

WHEREAS: The Fund and the Custodian desire to establish a segregated account to hold the collateral for the Fund's obligations to the Custodian with respect to the Letter of Credit and to amend the Custodian Contract to provide for the establishment and maintenance thereof;

WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto hereby amend the Custodian Contract as follows:

         1. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Contract.

         2. The Fund hereby instructs the Custodian to establish and maintain a segregated account (the "Letter of Credit Custody Account") for and in behalf of the Fund as contemplated by Section 2.13(iv) for the purpose of collateralizing the Fund's obligations under this Amendment to the Custodian Contract.

         3. The Fund shall deposit with the Custodian and the Custodian shall hold in the Letter of Credit Custody Account cash, U.S. government securities and other high-grade debt securities owned by the Fund acceptable to the Custodian (collectively "Collateral Securities") equal to 125% of the face amount to the amount which the Company may draw under the Letter of Credit. Upon receipt of such Collateral Securities in the Letter of Credit Custody Account, the Custodian shall issue the Letter of Credit to the Company.
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         4.  The fund hereby grants to the Custodian a security interest in the
Collateral Securities from time to time in the Letter of Credit Custody Account (the "Collateral") to secure the performance of the Fund's obligations to the Custodian with respect to the Letter of Credit, including, without limitation, under Section 5-114(3) of the Uniform Commercial Code. The Fund shall register the pledge of Collateral and execute and deliver to the Custodian such powers and instruments of assignment as may be requested by the Custodian to evidence and perfect the limited interest in the Collateral granted hereby.

         5. The Collateral Securities in the Letter of Credit Custody Account may be substituted or exchanged (including substitutions or exchanges which increase or decrease the aggregate value of the Collateral) only pursuant to Proper Instructions from the Fund after the Fund notifies the Custodian of the contemplated substitution or exchange and the Custodian agrees that such substitution or exchange is acceptable to the Custodian.

         6. Upon any payment made pursuant to the Letter of Credit by the Custodian to the Company, after notice to the company, the Custodian may withdraw from the Letter of Credit Custody Account Collateral Securities in an amount equal in value to the amount actually so paid. The Custodian shall have with respect to the Collateral so withdrawn all of the rights of a secured creditor under the Uniform Commercial Code as adopted in the Commonwealth of Massachusetts at the time of such withdrawal and all other rights granted or permitted to it under law.

         7. The Custodian will transfer upon receipt all income earned on the Collateral to the Fund custody account unless the Custodian receives Proper Instructions from the Fund to the contrary.

         8. Upon the drawing by the Company of all amounts which may become payable to it under the Letter of Credit and the withdrawal of all Collateral Securities with respect thereto by the Custodian pursuant to Section 6 hereof, or upon the termination of the Letter of Credit by the Fund with the written consent of the Company, the Custodian shall transfer any Collateral Securities then remaining in the Letter of Credit Custody Account to another fund custody account.

         9. Collateral held in the Letter of Credit Custody Account shall be released only in accordance with the provisions of this Amendment to Custodian Contract. The Collateral shall at all times until withdrawn pursuant to Section 6 hereof remain the property of the Fund, subject only to the extent of the interest granted herein to the Custodian.

         10. Notwithstanding any other termination of the Custodian Contract, the Custodian Contract shall remain in full force and effect with respect to the Letter of Credit Custody Account until transfer of all Collateral Securities pursuant to Section 8 hereof.
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         11. The Custodian shall be entitled to reasonable  compensation for its issuance of the Letter of Credit and for its services in connection with the Letter of Credit Custody Account as agreed upon from time to time between the Fund and the Custodian.

         12. The Custodian Contract as amended hereby, shall be governed by, and construed and interpreted under, the laws of the Commonwealth of Massachusetts.

         13. The parties agree to execute and deliver all such further documents and instruments and to take such further action as may be required to carry out the purposes of the Custodian Contract, as amended hereby.

         14. Except as provided in this Amendment to Custody Contract, the Custodian Contract shall remain in full force and effect, without amendment or modification, and all applicable provisions of the Custodian Contract, as amended hereby, including, without limitation, Section 8 thereof, shall govern the Letter of Credit Custody Account and the rights and obligations of the Fund and the Custodian under this Amendment to Custodian Contract. No provision of this Amendment to Custodian Contract shall be deemed to constitute a waiver of any rights of the Custodian under the Custodian Contract or under law.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to Custodian Contract to be executed in its name and behalf by its duly authorized representatives and its seal to be hereunder affixed as of the 29th day of February, 1988.

ATTEST:


By:  DAN JAFFE                                By:  W. THOMAS LONDON
     Dan Jaffe                                     W. Thomas London, Treasurer

ATTEST:                                       STATE STREET BANK AND
                                               TRUST COMPANY


By:  ILLEGIBLE                                By:  ILLEGIBLE
     (Illegible), Assistant Secretary             (Illegible), Vice President

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                        AMENDMENT TO CUSTODIAN CONTRACT



Agreement made as of this 1st day of October, 1989 by and between State Street Bank and Trust Company (the "Custodian") and Lifetime Managed Sectors Trust (the "Trust").

WHEREAS, the Custodian and the Trust are parties to a Custodian Contract dated January 28, 1988 (the "Custodian Contract") which governs the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Trust;

WHEREAS, the Custodian may delegate to Massachusetts Financial Services Company ("MFS") the performance of certain duties the Custodian would otherwise be obligated to perform pursuant to the Custodian Agreement;

WHEREAS, the Trust agrees to any such delegation of certain Custodian duties;

NOW THEREFORE, the Custodian and the Trust hereby amend the terms of the Custodian Contract and mutually agree to the following:

1)       Add new Section 18 which shall read as follows:

18)      Delegation of Certain Custodian Duties to MFS.

         The Custodian may delegate to MFS the performance of any or all of its duties hereunder relating to (i) accounting for investments in currency and for
financial  instruments  (including,  without  limitation,   options,  contracts,
futures contracts, options on futures contracts, options on foreign currency and forward foreign currency exchange contracts) and (ii) federal and state regulatory compliance. The Custodian shall compensate MFS for the performance of such duties at such fee or fees as MFS shall determine to be equal to MFS's cost for performing such duties (the "MFS Fees"). Following its payment of the MFS Fees to MFS, the Custodian shall recover the amount of the MFS Fees and from the Trust on such terms as the Custodian and the Trust shall agree. MFS assumes responsibility for all duties delegated to it by the Custodian pursuant to this
Section 18, and the Custodian may rely on MFS for the accuracy and correctness of the accounting information provided by MFS to the Custodian pursuant to this
Section 18.
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IN WITNESS WHEREOF, each of the parties hereto have caused this instrument to be executed in its name and on its behalf by a duly authorized representative as of the aforementioned day and year.

ATTEST                               LIFETIME MANAGED
                                      SECTORS TRUST


ILLEGIBLE                            By:  A. KEITH BRODKIN
(Illegible)                               A. Keith Brodkin

ATTEST                               STATE STREET BANK AND
                                      TRUST COMPANY


ILLEGIBLE                            By:  ILLEGIBLE
(Illegible), Assistant Secretary          (Illegible), Vice President